Exhibit 99.1
ENERGY TRANSFER EQUITY
REPORTS QUARTERLY AND ANNUAL RESULTS
Dallas – February 18, 2010 – Energy Transfer Equity, L.P. (NYSE:ETE) today reported Distributable Cash Flow of $128.2 million and net income of $242.1 million for the three months ended December 31, 2009. Distributable Cash Flow is a “non-GAAP measure” as explained below.
For the three months ended December 31, 2009, ETE’s Distributable Cash Flow was $128.2 million, an increase of $13.3 million over the three months ended December 31, 2008. For the year ended December 31, 2009, ETE’s Distributable Cash Flow was $494.4 million, an increase of $61.3 million over the year ended December 31, 2008.
ETE’s net income attributable to its partners increased $117.0 million for the three months ended December 31, 2009 to $139.6 million as compared to $22.6 million for the three months ended December 31, 2008. Net income attributable to its partners increased $67.4 million for the year ended December 31, 2009 to $442.5 million as compared to $375.0 million for the year ended December 31, 2008.
Distributable Cash Flow previously presented in ETE’s press releases was reduced by contributions made to Energy Transfer Partners, L.P. (“ETP”) to maintain ETE’s general partner interest at 2%. In July 2009, ETP amended and restated its partnership agreement and as a result, ETE is no longer required to maintain a 2% general partner interest. Consequently, ETE’s capital contributions to ETP have been removed from the calculation of Distributable Cash Flow.
The Partnership’s principal sources of cash flow are distributions it receives from its investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights and approximately 62.5 million of ETP’s Common Units. ETE currently has no operating activities apart from those conducted by ETP and its operating subsidiaries. ETE’s principal uses of cash are for distributions to its general and limited partners, expenses, debt service and, at ETE’s election, capital contributions to ETP in respect of ETE’s general partner interest in ETP.
The Partnership has scheduled a conference call for 2:00 p.m. Central Time, Friday, February 19, 2010 to discuss the 2009 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.
Certain 2008 financial statement amounts have been reclassified to conform to the 2009 presentation. These changes had no impact on net income or total equity, with the exception of changes to the presentation of noncontrolling interest resulting from the adoption of Accounting Standards Codification 810-10-65, which resulted in (i) the reclassification of noncontrolling (minority) interest from liabilities to a separate component of equity in our consolidated balance sheet and (ii) the reclassification of minority interest expense to net income attributable to noncontrolling interest in our consolidated statement of operations.

Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash Flow. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.
Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP, net of the Partnership’s cash expenditures for general and administrative costs and interest. Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows to planned cash distributions.
Distributable Cash Flow is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash Flow are net income and cash flow from operating activities for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and twelve months ended December 31, 2009 and 2008 for comparative purposes.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service and has a 50% interest in joint ventures that have approximately 500 miles of interstate pipeline in service. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

The information contained in this press release is available on our website at www.energytransfer.com.
Contacts:

Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)
-MORE-

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	December 31,	December 31,
	2009	2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,315	$92,023
Marketable securities	6,055	5,915
Accounts receivable, net of allowance for doubtful accounts	566,522	591,257
Accounts receivable from related companies	51,894	15,142
Inventories	389,954	272,348
Exchanges receivable	23,136	45,209
Price risk management assets	12,371	5,423
Other current assets	149,712	153,678

Total current assets	1,267,959	1,180,995

PROPERTY, PLANT AND EQUIPMENT, net	9,064,475	8,702,534
ADVANCES TO AND INVESTMENTS IN AFFILIATES	663,298	10,110
GOODWILL	775,094	773,283
INTANGIBLES AND OTHER ASSETS, net	389,683	402,980

Total assets	$12,160,509	$11,069,902

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	December 31,	December 31,
	2009	2008

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$359,176	$381,933
Accounts payable to related companies	38,515	34,495
Exchanges payable	19,203	54,636
Price risk management liabilities	65,146	142,432
Interest payable	137,708	115,487
Accrued and other current liabilities	229,073	434,706
Current maturities of long-term debt	40,924	45,232

Total current liabilities	889,745	1,208,921

LONG-TERM DEBT, less current maturities	7,750,998	7,190,357
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	73,332	121,710
DEFERRED INCOME TAXES	204,373	194,871
OTHER NON-CURRENT LIABILITIES	21,810	14,727

COMMITMENTS AND CONTINGENCIES

	8,940,258	8,730,586

EQUITY:
Partners’ Capital (Deficit):
General Partner	368	155
Limited Partners:
Common Unitholders (222,898,248 and 222,829,956 units authorized, issued and outstanding at December 31, 2009 and 2008, respectively)	53,412	(15,762)
Accumulated other comprehensive loss	(53,628)	(67,825)

Total partners’ capital (deficit)	152	(83,432)
Noncontrolling interest	3,220,099	2,422,748

Total equity	3,220,251	2,339,316

Total liabilities and equity	$12,160,509	$11,069,902

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
REVENUES:
Natural gas operations	$1,111,643	$1,331,086	$4,115,806	$7,653,156
Retail propane	360,623	428,182	1,190,524	1,514,599
Other	33,516	35,413	110,965	125,612

Total revenues	1,505,782	1,794,681	5,417,295	9,293,367

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	653,661	920,837	2,519,575	5,885,982
Cost of products sold — retail propane	196,330	269,752	574,854	1,014,068
Cost of products sold — other	8,785	10,247	27,627	38,030
Operating expenses	163,556	208,225	680,893	781,831
Depreciation and amortization	85,398	73,450	325,024	274,372
Selling, general and administrative	32,284	59,400	178,924	200,181

Total costs and expenses	1,140,014	1,541,911	4,306,897	8,194,464

OPERATING INCOME	365,768	252,770	1,110,398	1,098,903

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(127,370)	(96,244)	(468,420)	(357,541)
Equity in earnings (losses) of affiliates	8,846	584	20,597	(165)
Losses on disposal of assets	(231)	(2,887)	(1,564)	(1,303)
Gains (losses) on non-hedged interest rate derivatives	9,246	(114,813)	33,619	(128,423)
Allowance for equity funds used during construction	(8,061)	18,701	10,557	63,976
Other, net	(2,646)	(241)	1,913	8,115

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	245,552	57,870	707,100	683,562
Income tax expense (benefit)	3,456	(2,792)	9,229	3,808

NET INCOME	242,096	60,662	697,871	679,754

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	102,505	38,096	255,398	304,710

NET INCOME ATTRIBUTABLE TO PARTNERS	139,591	22,566	442,473	375,044

GENERAL PARTNER’S INTEREST IN NET INCOME	432	70	1,370	1,161

LIMITED PARTNERS’ INTEREST IN NET INCOME	$139,159	$22,496	$441,103	$373,883

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.62	$0.10	$1.98	$1.68

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,898,248	222,829,956	222,898,203	222,829,956

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.62	$0.10	$1.98	$1.68

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,898,248	222,829,956	222,898,203	222,829,956

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands, except per unit)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow of Energy Transfer Equity, L.P.

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Distributable Cash Flow:
Cash distributions expected from Energy Transfer Partners, L.P. associated with:
General partner interest (1):
Standard distribution rights	$4,877	$4,582	$19,505	$17,322
Incentive distribution rights	93,956	79,277	350,486	298,575
Limited partner interest (1):
62,500,797 Common units	55,860	55,860	223,440	221,878

Total cash distributions expected from Energy Transfer Partners, L.P. (2)	154,693	139,719	593,431	537,775
Deduct expenses of the Parent Company on a stand-alone basis:
Parent Company-related expenses	(1,473)	(1,407)	(3,678)	(7,007)
Interest expense (excluding amortization of financing costs), interest income, and realized gains and losses on interest rate derivatives	(24,995)	(23,436)	(95,337)	(97,654)

Distributable Cash Flow	$128,225	$114,876	$494,416	$433,114

Cash distributions to be paid to the partners of Energy Transfer Equity, L.P. (3):

Quarterly distribution per limited partner unit as of the end of the period	$0.5400	$0.5100	$0.5400	$0.5100

Distributions to be paid to limited partners	120,388	113,679	475,909	425,640
Distributions to be paid to general partner	374	353	1,477	1,322

Total cash distributions to be paid to the partners of Energy Transfer Equity, L.P. (3)	$120,762	$114,032	$477,386	$426,962

Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net Income” and GAAP “Net cash provided by operating activities” for the Parent Company on a stand-alone basis:
Net income attributable to partners	$139,591	$22,566	$442,473	$375,044
Adjustments to derive Distributable Cash:
Equity in income of unconsolidated affiliates	(156,188)	(110,536)	(526,383)	(551,835)
Cash distributions expected from Energy Transfer Partners, L.P.	154,693	139,719	593,431	524,677
Amortization included in interest expense	1,073	2,821	6,309	5,076
Other non-cash	136	808	551	823
Unrealized gains and losses on non-hedged interest rate swaps	(11,080)	59,498	(21,965)	66,231

Distributable Cash Flow	128,225	114,876	494,416	420,016

Adjustments to Distributable Cash Flow to derive Net Cash Provided by Operating Activities:
Cash distributions expected from Energy Transfer Partners, L.P.	(154,693)	(139,719)	(593,431)	(524,677)
Cash distributions received from Energy Transfer Partners, L.P.	148,837	136,048	574,775	535,342
Deferred income taxes	(4)	—	(645)	—
Net changes in operating assets and liabilities	(2,798)	(3,536)	(6,146)	6,138

Net cash provided by operating activities for Parent Company on a stand-alone basis	$119,567	$107,669	$468,969	$436,819

(1)
For the three months ended December 31, 2009, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions in respect of the quarter ended December 31, 2009 paid on February 15, 2010 to holders of record on the close of business on February 8, 2010. For the three months ended December 31, 2008, cash distributions received from Energy Transfer Partners, L.P. consists of cash distributions paid on February 13, 2009 for the quarter ended December 31, 2008.

For the twelve months ended December 31, 2009, cash distributions received or expected to be received from Energy Transfer Partners, L.P. consists of cash distributions paid on May 15, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 14, 2009 in respect of the quarter ended June 30, 2009, cash distributions paid on November 16, 2009 in respect of the quarter ended September 30, 2009 and cash distributions in respect of the quarter ended December 31, 2009 paid on February 15, 2010 to holders of record on the close of business on February 8, 2010. For the twelve months ended December 31, 2008, cash distributions received from Energy Transfer Partners, L.P. consists of cash distributions paid on May 15, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 14, 2008 in respect of the quarter ended June 30, 2008, cash distributions paid on November 14, 2008 in respect of the quarter ended September 30, 2008 and cash distributions paid on February 13, 2009 in respect of the quarter ended December 31, 2008.

(2)
Distributable Cash Flow previously presented in our press releases was reduced by contributions made to ETP to maintain our general partner interest at 2%. In July 2009, ETP amended and restated its partnership agreement and as a result, we are no longer required to maintain a 2% general partner interest. Consequently, our capital contributions to ETP have been removed from the calculation of Distributable Cash Flow. Contributions to maintain the general partner interest were $13.1 million for the year ended December 31, 2008. Contributions to maintain the general partner interest related to the years ended December 31, 2009 and 2008 were $12.3 million and $13.1 million, respectively.

(3)
For the three months ended December 31, 2009, cash distributions expected to be paid by Energy Transfer Equity, L.P. consists of cash distributions in respect of the quarter ended December 31, 2009 payable on February 19, 2010 to holders of record on February 8, 2010. For the three months ended December 31, 2008, cash distributions paid by Energy Transfer Equity, L.P. consists of cash distributions paid on February 19, 2009 in respect of the quarter ended December 31, 2008.

For the twelve months ended December 31, 2009, cash distributions paid or expected to be paid by Energy Transfer Equity, L.P. consist of cash distributions paid on May 19, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 19, 2009 in respect of the quarter ended June 30, 2009, cash distributions paid on November 19, 2009 in respect of the quarter ended September 30, 2009 and cash distributions in respect of the quarter ended December 31, 2009 payable on February 19, 2010 to holders of record on the close of business on February 8, 2010. For the twelve months ended December 31, 2008, cash distributions paid by Energy Transfer Equity, L.P. consist of cash distributions paid on May 19, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 19, 2008 in respect of the quarter ended June 30, 2008, cash distributions paid on November 19, 2008 in respect of the quarter ended September 30, 2008 and cash distributions in respect of the quarter ended December 31, 2008 paid on February 19, 2009.